Exhibit 99.2
infoUSA Inc
Unaudited Pro Forma Consolidated Financial Statements
On December 4, 2006, infoUSA Inc. (“infoUSA”) completed its merger of Opinion Research Corporation (Opinion Research). As a result of the merger, Opinion Research became a wholly-owned subsidiary of infoUSA.
The following unaudited pro forma consolidated balance sheet and statement of operations give effect to the purchase transaction pursuant to the Merger Agreement. This business combination is accounted for using the purchase method of accounting.
Pro forma adjustments and the assumptions on which they are based are described in the accompanying footnotes to the pro forma consolidated financial statements. The accompanying pro forma consolidated balance sheet as of September 30, 2006 contains those pro forma adjustments necessary to reflect the business combination as if it was consummated on that date. The accompanying pro forma consolidated statements of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006 contain those pro forma adjustments necessary to reflect the business combination as if it was consummated on January 1, 2005. The unaudited pro form consolidated financial statements should be read in conjunction with those financial statements and notes thereto appearing in infoUSA’s Form 10-K for the year ended December 31, 2005 and Opinion Research Corporation’s Form 10-K for the year ended December 31, 2005. The unaudited pro forma consolidated financial data have been prepared for informational purposes only. The unaudited pro forma consolidated financial data do not purport to be indicative of the results which would have actually been attained had the business combination been consummated on the dates indicated or of the results which may be expected to occur in the future.
February 13, 2007
infoUSA Inc.

infoUSA Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of September 30, 2006
(Amounts in thousands)

		Historical
	Historical	Opinion	Pro Forma		Pro Forma
	infoUSA Inc.	Research	Adjustments	Notes	Combined
ASSETS
Current assets:
Cash and cash equivalents	$3,991	$838	$(341)	A	$4,488
Marketable securities	3,122	—	(1,879)	B	1,243
Trade accounts receivable, net	36,656	22,859	—		59,515
Unbilled services	—	22,224	—		22,224
List brokerage trade accounts receivable	64,776	—	—		64,776
Deferred income taxes	5,128	—	392	C	5,520
Prepaid expenses	6,343	4,550	—		10,893
Deferred marketing costs	3,635	—	—		3,635

Total current assets	123,651	50,471	(1,828)		172,294

Property and equipment, net	50,130	8,085	—		58,215
Goodwill	320,492	27,161	30,585	D	378,238
Intangible assets, net	48,190	230	59,732	E	108,152
Deferred income taxes	—	2,797	(2,797)	C	—
Other assets	12,044	3,880	—		15,924

	$554,507	$92,624	$85,692		$732,823

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$4,486	$3,000	$(3,000)	F	$4,486
Accounts payable	16,217	7,540	—		23,757
List brokerage trade accounts payable	54,624	—	—		54,624
Accrued payroll expenses	22,991	12,189	—		35,180
Accrued expenses	3,967	2,617	—		6,584
Income taxes payable	3,834	—	(122)	G	3,712
Deferred revenue	67,054	4,628	—		71,682

Total current liabilities	173,173	29,974	(3,122)		200,025

Long-term debt, net of current portion	132,334	50,306	81,694	H	264,334
Deferred income taxes	21,266	—	16,202	C	37,468
Other liabilities	2,016	3,262	—		5,278
Stockholders’ equity:
Common stock	138	55	(55)	I	138
Paid-in capital	126,111	21,750	(21,750)	I	126,111
Retained earnings (deficit)	100,536	(13,478)	13,478	I	100,536
Treasury stock	(295)	(261)	261	I	(295)
Accumulated other comprehensive income (loss)	(772)	1,016	(1,016)	I	(772)

Total stockholders’ equity	225,718	9,082	(9,082)	I	225,718

	$554,507	$92,624	$85,692		$732,823

infoUSA Inc.
Unaudited Pro Forma Consolidated Statements of Operations
For the year ended December 31, 2005
(amounts in thousands, except per share amounts)

		Historical
	Historical	Opinion	Pro Forma		Pro Forma
	infoUSA Inc.	Research	Adjustments	Notes	Combined
Net sales	$383,158	$190,192	$—		$573,350
Costs and expenses:
Database and production costs	108,106	138,637	—		246,743
Selling, general and administrative	185,873	36,827	—		222,700
Depreciation and amortization of operating assets	12,818	3,584	(170)	J	16,232
Amortization of intangible assets	18,098	—	4,788	K	22,886

Total operating costs and expenses	324,895	179,048	4,618		508,561

Operating income (loss)	58,263	11,144	(4,618)		64,789
Other expense, net:
Discontinued equity offering expense	—	(1,334)	—		(1,334)
Investment income	2,934	—	—		2,934
Other charges	(190)	(140)	—		(330)
Interest expense	(11,841)	(6,113)	(3,242)	L	(21,196)

Other expense, net	(9,097)	(7,587)	(3,242)		(19,926)

Income (loss) before income taxes	49,166	3,557	(7,860)		44,863
Income taxes	17,659	1,919	(2,830)	M	16,748

Income (loss) from continuing operations	31,507	1,638	(5,030)		28,115
Discontinued operations
Loss from discontinued operations, net of tax	—	(5,081)	—		(5,081)
Loss on disposal, net of tax	—	(1,077)	—		(1,077)

Loss from discontinued operations	—	(6,158)	—		(6,158)

Net income (loss)	$31,507	$(4,520)	$(5,030)		$21,957

Basic earnings per share:
Basic earnings per share:	$0.59				$0.41

Weighted average shares outstanding:	53,850				53,850

Diluted earnings per share:
Diluted earnings per share:	$0.58				$0.41

Weighted average shares outstanding:	54,040				54,040

infoUSA Inc.
Unaudited Pro Forma Consolidated Statements of Operations
For the nine months ended September 30, 2006
(amounts in thousands, except per share amounts)

		Historical
	Historical	Opinion	Pro Forma		Pro Forma
	infoUSA Inc.	Research	Adjustments	Notes	Combined
Net sales	$309,760	$144,960	$—		$454,720
Costs and expenses:
Database and production costs	78,717	104,809	—		183,526
Selling, general and administrative	166,450	28,140	—		194,590
Depreciation and amortization of operating assets	10,072	2,859	(14)	N	12,917
Amortization of intangible assets	11,539	—	3,591	O	15,130

Total operating costs and expenses	266,778	135,808	3,577		406,163

Operating income (loss)	42,982	9,152	(3,577)		48,557
Other expense, net:
Investment income	368	—	—		368
Other charges	(196)	(1,243)	—		(1,439)
Interest expense	(8,321)	(4,803)	(1,974)	P	(15,098)

Other expense, net	(8,149)	(6,046)	(1,974)		(16,169)

Income (loss) before income taxes	34,833	3,106	(5,551)		32,388
Income taxes	12,546	2,079	(1,998)	Q	12,627

Income (loss) from continuing operations	22,287	1,027	(3,553)		19,761
Discontinued operations
Loss from discontinued operations, net of tax	—	(139)	—		(139)
Loss on disposal, net of tax	—	(364)	—		(364)

Loss from discontinued operations	—	(503)	—		(503)

Net income (loss)	$22,287	$524	$(3,553)		$19,258

Basic earnings per share:
Basic earnings per share:	$0.41				$0.35

Weighted average shares outstanding:	54,822				54,822

Diluted earnings per share:
Diluted earnings per share:	$0.40				$0.35

Weighted average shares outstanding:	55,177				55,177

Notes to Unaudited Pro Forma Consolidated Financial Statements
(Amounts in thousands)
(1) BASIS OF PRESENTATION
The unaudited pro forma consolidated balance sheet reflects the historical financial position of infoUSA Inc. (“infoUSA”) and Opinion Research Corporation (“Opinion Research”) at September 30, 2006, with pro forma adjustments as if the business combination had taken place on September 30, 2006. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006 reflect the historical results of operations of infoUSA and Opinion Research, with pro forma adjustments based on the assumption the business combination was effective January 1, 2005.
(2) DESCRIPTION OF TRANSACTION
On December 4, 2006, Opinion Research merged with infoUSA. Consideration for the merger was approximately $132 million in cash, which was funded through a credit facility. The acquisition is accounted for using the purchase method of accounting. The aggregate purchase price of the acquisition has been allocated based upon a preliminary valuation of the fair value of identifiable assets and liabilities of Opinion Research at the date of acquisition as follows:

		Amortization Life
Current assets	$48,655
Property and equipment, net	7,895
Long-term assets	2,491
Acquisition costs	3,962
Goodwill	57,746
Customer relationships – Government	38,975	10 years
Customer relationships – Market	7,166	8 years
Tradename	10,942	Indefinite
Current liabilities	(26,095)
Long-term liabilities	(19,396)

Total	$132,341

(3) PRO FORMA ADJUSTMENTS TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Pro Forma Adjustments to Financial Statements
A summary of pro forma adjustments required to give effect to the acquisition of Opinion Research as of September 30, 2006 are as follows (dollars in 000’s):
Pro Forma Consolidated Balance Sheet – September 30, 2006:
A.	Cash and cash equivalents — An entry has been made to record the receipt of debt proceeds to execute the transaction of $132,000, and aggregate consideration paid for Opinion Research including acquisition costs of $132,341, of which includes the payment in full of Opinion Research debt outstanding as of the acquisition date of $53,306, and the conversion of marketable securities held in Opinion Research common stock of $1,879 (Note B).

B.	Marketable securities — An entry has been made to reflect the conversion of Opinion Research common stock held by infoUSA at the time of acquisition of $1,879.

C.	Deferred income taxes – Entries have been made to record deferred income taxes on certain intangibles specifically identified as part of the valuation of acquired assets that are deductible for income tax purposes but not for financial reporting purposes.

D.	Goodwill — An entry has been made to record goodwill of $57,746 pursuant to purchase accounting, which is offset by entries recorded to eliminate the goodwill previously recorded by Opinion Research of $27,161.

E.	Intangible assets, net — An entry has been made to record the preliminary valuation of the fair value of identifiable assets of Opinion Research at the date of acquisition of $59,732.

F.	Current portion of long-term debt — An entry has been made totaling $3,000 to record the payment in full of Opinion Research debt outstanding as of the acquisition date.

G.	Income taxes payable – An entry has been made to adjust the income taxes payable account to reflect the effect of the acquisition for $(122).

H.	Long-term debt — An entry has been made totaling $50,306 to record the payment in full of Opinion Research debt outstanding as of the acquisition date, and receipt of debt proceeds of $132,000 to execute the transaction.

I.	Equity accounts — Entries have been made to eliminate Opinion Research equity accounts as part of purchase accounting.
Pro Forma Consolidated Statement of Operations – Year ended December 31, 2005:
J.	Depreciation and amortization — An entry has been made to eliminate amortization expense previously recorded by Opinion Research of $170.

K.	Amortization of intangible assets — An entry has been made to record additional amortization expense of $4,788 associated with the identified intangibles subject to amortization.

L.	Interest expense — An entry has been made for $9,355 to record interest expense associated with the borrowing used to finance the acquisition of Opinion Research and to eliminate the interest expense previously recorded by Opinion Research of $6,113 since this debt was paid in full on the acquisition date.

M.	Income taxes — An entry has been made for $2,830 to record income taxes using an effective income tax rate of 36% for the effects of the previous entries described.
Pro Forma Consolidated Statement of Operations – Year ended September 30, 2006:
N.	Depreciation and amortization — An entry has been made to eliminate amortization expense previously recorded by Opinion Research of $14.

O.	Amortization of intangible assets — An entry has been made to record additional amortization expense of $3,591 associated with the identified intangibles subject to amortization.

P.	Interest expense — An entry has been made for $6,777 to record interest expense associated with the borrowing used to finance the acquisition of Opinion Research and to eliminate the interest expense previously recorded by Opinion Research of $4,803 since this debt was paid in full on the acquisition date.

Q.	Income taxes — An entry has been made for $1,998 to record income taxes using an effective income tax rate of 36% for the effects of the previous entries described.